As filed with the Securities and Exchange Commission on December 15, 2008
     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
ACE LIMITED*
(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation)	98-0091805 (I.R.S. Employer Identification No.)

Bärengasse 32 Zurich, Switzerland CH-8001 +41 (0)43 456 76 00 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	ACE Group Holdings, Inc.
1133 Avenue of the Americas
New York, New York 10036
Attn: Deputy General Counsel – Corporate Affairs
(212) 827-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
ACE INA HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	58-2457246 (I.R.S. Employer Identification No.)

436 Walnut Street Philadelphia, Pennsylvania 19106 (215) 640-1000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	ACE Group Holdings, Inc.
1133 Avenue of the Americas
New York, New York 10036
Attn: Deputy General Counsel – Corporate Affairs
(212) 827-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
ACE CAPITAL TRUST III
ACE CAPITAL TRUST IV
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	Not Applicable (I.R.S. Employer Identification No.)

c/o ACE INA Holdings Inc.
436 Walnut Street
Philadelphia, Pennsylvania 19106
(215) 640-1000 (Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)	ACE Group Holdings, Inc.
1133 Avenue of the Americas
New York, New York 10036
Attn: Deputy General Counsel – Corporate Affairs
(212) 827-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert F. Cusumano General Counsel and Secretary ACE Limited Bärengasse 32 Zurich, Switzerland CH-8001 +41 (0)43 456 76 00	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600
          Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

* Additional eligible registrants may be added by automatically effective post-effective amendments pursuant to Rule 462(f).
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

/Amount to be Registered(1)(2) / Proposed maximum aggregate offering price
Title of Each Class of	per unit(2) / Proposed maximum aggregate offering price(2) /
Securities to be Registered*	Amount of registration fee
Common Shares of ACE Limited(3)
Warrants to Purchase Common Shares of ACE Limited
Debt Securities of ACE INA Holdings Inc.(4)
Preferred Securities of ACE Capital Trust III
Preferred Securities of ACE Capital Trust IV	(1)(2)
Guarantee of Debt Securities of ACE INA Holdings Inc. by ACE Limited(5)
Guarantee of Preferred Securities of ACE Capital Trust III and ACE Capital Trust IV by ACE Limited and specified backup undertakings (6)

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(1)	An indeterminate number or amount of common shares and warrants of ACE Limited, debt securities of ACE INA Holdings Inc. and preferred securities of ACE Capital Trust III and ACE Capital Trust IV as may from time to time be issued at indeterminate prices. Certain debt securities of ACE INA Holdings Inc. may be issued and sold to either or both of ACE Capital Trust III or ACE Capital Trust IV in connection with the issuance of preferred securities by either or both of the ACE Trusts, in which event, these debt securities may later be distributed to the holders of the applicable preferred securities upon a dissolution of ACE Capital Trust III and/or ACE Capital Trust IV and the distribution of the ACE Trust’s assets. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

(2)	Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares or debt securities that are issued by ACE Limited or ACE INA Holdings Inc. upon conversion or exchange of debt securities registered under this registration statement.

(3)	The common shares are registered shares of ACE Limited of currently CHF 33.44 par value each. Includes shares issued out of authorized share capital and/or conditional share capital. Includes the presently indeterminate number of common shares as may be issued by ACE Limited (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into common shares or (b) upon exercise of warrants to purchase common shares.

(4)	Subject to note (1), an indeterminate principal amount of debt securities, which may be senior or subordinated.

(5)	No separate consideration will be received for the guarantees of the debt securities issued by ACE INA Holdings Inc.

(6)	No separate consideration will be received for the guarantees of the preferred securities issued by ACE Capital Trust III or ACE Capital Trust IV. The guarantees include the rights of holders of the preferred securities under the guarantees and backup undertakings, comprised of obligations of ACE Limited under the ACE INA subordinated indenture and any supplemental indentures thereto and under the applicable trust agreement to provide indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of ACE Capital Trust III and ACE Capital Trust IV, each as described in this registration statement. All obligations under the applicable trust agreement, including indemnity obligations, are included in the back-up undertakings.

PROSPECTUS

ACE Limited

Common Shares
and
Warrants to Purchase Common Shares

ACE INA Holdings Inc.

Debt Securities
Fully and Unconditionally Guaranteed by
ACE Limited

ACE Capital Trust III
ACE Capital Trust IV

Preferred Securities
Guaranteed to the Extent Provided in this Prospectus by
ACE Limited

ACE, ACE INA or the applicable ACE Trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

ACE’s common shares are traded on the New York Stock Exchange under the symbol “ACE.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 15, 2008.

About This Prospectus	1
ACE Limited	1
ACE INA	2
The ACE Trusts	2
Use of Proceeds	3
Ratio of Earnings to Fixed Charges and Preferred Share Dividends of ACE	3
General Description of the Offered Securities	3
Description of ACE Capital Stock	4
Description of ACE INA Debt Securities and ACE Guarantee	12
Description of the Warrants to Purchase Common Shares	27
Description of Preferred Securities	28
Description of Preferred Securities Guarantees	37
Plan of Distribution	42
Legal Opinions	44
Experts	44
Enforcement of Civil Liabilities Under United States Federal Securities Laws	44
Where You Can Find More Information	45
EX-4.18
EX-4.19
EX-5.1
EX-5.2
EX-5.3
EX-5.4
EX-12.1
EX-23.4
EX-24.1
EX-24.2
EX-25.1
EX-25.2
EX-25.3
EX-25.4
EX-25.5
EX-25.6

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of ACE, ACE INA or either ACE Trust has authorized anyone else to provide you with different information. ACE, ACE INA and the ACE Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. ACE’s business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any final terms or prospectus supplement relating to these securities do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. These securities will not be listed on the SIX Swiss Exchange and, therefore, this prospectus and any final terms or prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, these securities may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to these securities with a view to distribution and which will be individually approached by any dealer from time to time.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to CHF are to Swiss francs.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ACE, ACE INA and the ACE Trusts filed with the Securities and Exchange Commission utilizing a “shelf” registration process, relating to the common shares, debt securities, debt securities guarantee, warrants, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, any or all of ACE, ACE INA and the ACE Trusts may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities ACE, ACE INA or an ACE Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding ACE, ACE INA, the ACE Trusts and the offered securities, please refer to the registration statement. Each time ACE, ACE INA or an ACE Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

ACE LIMITED

ACE Limited, incorporated in Switzerland, is the holding company of the ACE Group of Companies. ACE Limited and its direct and indirect subsidiaries are a global insurance and reinsurance organization, servicing the insurance needs of commercial and individual customers in more than 140 countries and jurisdictions. At September 30, 2008, ACE had total assets of approximately $75.2 billion and shareholders’ equity of approximately $15.4 billion. ACE derives its revenue principally from premiums, fees and investment income.

ACE operates through four business segments:

•	Insurance — North American;

•	Insurance — Overseas General;

•	Global Reinsurance; and

•	Life Insurance and Reinsurance.

ACE was incorporated in August 1985. ACE’s principal executive offices are located at Bärengasse 32, Zurich CH-8001, Switzerland, and its telephone number is +41 (0)43 456 76 00.

ACE INA

ACE INA is an indirect subsidiary of ACE that was formed in December 1998 to acquire and hold the international and domestic property and casualty businesses that ACE acquired from CIGNA Corporation in 1999. ACE INA is a U.S. holding company and has no direct operations. ACE INA’s principal asset is the capital stock of its insurance subsidiaries.

The principal executive offices of ACE INA are located at 436 Walnut Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 640-1000.

THE ACE TRUSTS

ACE Capital Trust III is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by ACE, as original sponsor of the ACE Trust, and the ACE trustees for the ACE Capital Trust III and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 19, 1999. On August 5, 1999, ACE assigned its rights and obligations as sponsor of ACE Capital Trust III to ACE INA. ACE Capital Trust IV is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by ACE INA, as sponsor of the ACE Capital Trust IV, and the ACE trustees for the ACE Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 2002. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each ACE Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the ACE Trust,

•	using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of ACE INA subordinated debt securities, and

•	engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the ACE INA subordinated debt securities.

ACE INA will directly or indirectly own all of the common securities of each ACE Trust. The common securities of an ACE Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that ACE Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the ACE INA subordinated debt securities held by the ACE Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, ACE INA will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each ACE Trust. Each of the ACE Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

The following is true for each ACE Trust unless otherwise disclosed in the related prospectus supplement:

•	each ACE Trust has a term of approximately 55 years but may dissolve earlier;

•	each ACE Trust’s business and affairs will be conducted by the trustees, referred to collectively as the ACE trustees, appointed by ACE INA, as the holder of all of the common securities;

•	ACE INA, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ACE trustees;

•	the duties and obligations of the ACE trustees will be governed by the restated trust agreement of the ACE Trust;

•	two of the ACE trustees, referred to as the administrative trustees, of each ACE Trust will be persons who are employees or officers of or affiliated with ACE INA;

•	one ACE trustee of each ACE Trust will be a financial institution that is not affiliated with ACE INA and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;

•	one ACE trustee of each ACE Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee; and

•	ACE will pay all fees and expenses related to each ACE Trust and the offering of the preferred securities and common securities.

The office of the Delaware trustee for each ACE Trust in the State of Delaware is located at BNY Mellon Trust of Delaware, White Cay Center, Route 273, Newark, Delaware 19711. The principal executive offices for each of the ACE Trusts are located at c/o ACE INA Holdings Inc., 436 Walnut Street, Philadelphia, Pennsylvania 19106. The telephone number of each of the ACE Trusts is (215) 640-1000.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, ACE and ACE INA intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions. Each ACE Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of ACE INA. ACE INA will use these funds for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.

The proceeds from the sale of the offered securities, other than common shares, shall be used outside of Switzerland unless otherwise stated in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF ACE

For purposes of computing the following ratios, earnings consist of net income before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals.

	Nine Months
	Ended		Fiscal Year Ended
	September 30,		December 31,
	2008		2007		2006		2005		2004		2003

Ratio of Earnings to Fixed Charges(1)	8.0	x	16.9	x	15.2	x	7.4	x	7.8	x	9.7	x
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	7.1	x	13.8	x	12.4	x	6.1	x	6.4	x	8.3	x

(1)	We recognize accruals for interest and penalties, if any, related to unrecognized tax benefits in income tax expense (i.e. excluded from interest expense).

The ACE Trusts had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

ACE may, from time to time, offer under this prospectus, separately or together:

•	registered shares, currently of CHF 33.44 par value each, of ACE, referred to as common shares or registered shares, issued out of authorized share capital and/or conditional share capital, and

•	warrants to purchase common shares.

ACE INA may from time to time offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by ACE.

Each of ACE Capital Trust III and ACE Capital Trust IV may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by ACE.

DESCRIPTION OF ACE CAPITAL STOCK

The following is a summary of the material provisions of ACE’s Articles of Association. You should refer to ACE’s Articles of Association for complete information regarding its provisions, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

ACE’s Capital Structure

ACE’s common shares are registered shares with a par value of currently CHF 33.44 each. The common shares rank pari passu in entitlement to dividends, liquidation proceeds in case of a liquidation of our company and pre-emptive rights. ACE does not have any shares carrying preferential rights. As of December 9, 2008, ACE had 333,630,889 common shares outstanding.

Our common shares are listed on the New York Stock Exchange under the symbol “ACE.” Our common shares currently issued and outstanding are fully paid and nonassessable, which means that our common shares are paid for in full at the time they are issued, and, once our common shares are paid for in full, there is no further liability for further assessment or taxation. Any of our common shares offered by a prospectus supplement will also be fully paid and nonassessable once they are issued to the purchaser in exchange for the full purchase price.

Authorized Share Capital.  Our Articles of Association provide our Board of Directors to arrange for a share capital increase from time to time and at any time until July 14, 2010 not exceeding CHF 3,335,640,000 through the issue of up to 99,750,000 fully paid up registered shares.

Conditional Share Capital.  Our Articles of Association provide for increases of the share capital as follows:

•	a share capital increase not exceeding CHF 1,103,520,000 through the issue of a maximum of 33,000,000 registered shares, payable in full, through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by ACE or by subsidiaries of ACE, including convertible debt instruments; and

•	a share capital increase not exceeding CHF 1,102,969,912 through the issue from time to time of a maximum of 32,983,550 registered shares, payable in full, in connection with the exercise of option rights granted to any employee of ACE or a subsidiary, and any consultant, director, or other person providing services to ACE or a subsidiary.

There are no provisions of Swiss law or our Articles of Association which impose any limitation on the rights of our shareholders to hold or vote common shares by reason of their not being residents of Switzerland.

Dividend Rights

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. In either event, dividends may be paid only after approval in advance by shareholders, though the determination of the record and payment dates may be delegated to the board of directors. The board of directors of a Swiss corporation may propose that a dividend be paid, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the board of directors conforms with statutory law.

Under Swiss corporate law, we are required to declare and pay dividends, including distributions through a reduction in par value, in Swiss francs. For the foreseeable future, we expect to pay dividends as a repayment of share capital in the form of a reduction in par value or qualified paid-in capital, which would not be subject to Swiss withholding tax. Swiss law permits distributions to shareholders by way of par value reductions if (a) after the implementation of the par value reduction the reduced aggregate nominal value of the share capital and the statutory reserves is covered by net assets, (b) they are approved by shareholders at a general meeting, (c) the auditor confirms to the general meeting in a written report that the claims of the creditors are fully covered despite the par value reduction, (d) creditors are informed by way of public notification in the Swiss Commercial Gazette that they can within two months ask for discharge of or the posting of security for their claims and (e) the par value reduction is registered in the Swiss commercial register.

We currently intend, subject to the discretion of our board of directors and the needs of our business, to propose at each annual general meeting, beginning with our annual general meeting in 2009, a reduction in par value that will be effected in four quarterly installments. The amount of a proposed par value reduction will be based on the board of directors’ determination of an appropriate U.S. dollar dividend for the succeeding year and will be converted into Swiss francs for purposes of obtaining shareholder approval based on the U.S. dollar/Swiss franc exchange rate shortly before the annual general meeting. At our 2008 annual general meeting, our shareholders approved payments of a dividend in the form of a par value reduction equal to CHF 0.90 per Common Share in the aggregate (equivalent at the time to $0.87 per Common Share), to be paid in three equal quarterly installments (each equivalent at the time to $0.29 per Common Share).

Dividends, including distributions through a reduction in par value, must be declared by ACE in Swiss francs. However, we have arranged it such that these distributions are paid to our shareholders in U.S. dollars at the U.S. dollar/Swiss franc exchange rate shortly before the payment date. As a result, under the current process, shareholders will be exposed to fluctuations in the U.S. dollar/Swiss franc exchange rate between the date a dividend amount is determined and the relevant dividend payment date. For example on October 14, 2008, we paid a quarterly dividend (through a reduction in par value) of $0.26 per Common Share to shareholders of record as of September 30, 2008. The payment amount was based on the October 7, 2008, U.S. dollar/Swiss franc exchange rate of 1.1399 applied to the quarterly par value reduction installment amount of CHF 0.30 referenced above.

When proposing a par value reduction, our board of directors may also, but is not required to, consider the difference between U.S. dollars actually received by shareholders in the prior year and the U.S. dollar amount on which the prior year’s par value reduction was based. Should we determine to pay dividends other than by a reduction in par value, under Swiss law, such dividends (other than through reductions in par value) may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. The board of directors of a Swiss corporation may propose that a dividend be paid, but cannot itself set the dividend. The Company auditors must confirm that the dividend proposal of the board of directors conforms with statutory law. Prior to the distribution of dividends, five percent of the annual profits must be allocated to the general reserve until the amount of general reserves has reached twenty percent of the paid-in nominal share capital. Our Articles of Association can provide for a higher general reserve or for the creation of further reserves setting forth their purpose and use. Once this level has been reached and maintained, the shareholders meeting may approve a distribution of each year’s profit within the framework of applicable legal requirements. Dividends paid from retained earnings are usually due and payable immediately after the shareholders’ resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of claims for dividend payments is five years. As noted above, for the foreseeable future, we expect to pay dividends as a repayment of share capital in the form of a reduction in par value or qualified paid-in capital, which would not be subject to Swiss withholding tax.

Liquidation

We may be dissolved by way of liquidation at any time by a shareholders’ resolution passed by an absolute majority of the votes validly cast at a shareholders’ meeting. A qualified majority, being two-thirds of the votes represented and an absolute majority of the nominal value of the shares represented at the meeting, may dissolve ACE without liquidation (for example in a merger where we are not the surviving entity). Dissolution by court order is possible if we become bankrupt, or for cause if shareholders holding at least 10 percent of the share capital so request.

Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held. The amount of this surplus, to the extent it is not a repayment of the nominal value of the shares, is subject to Swiss Federal Withholding Tax, currently at a rate of 35 percent.

Voting Rights

Under our Articles of Association, resolutions generally require the approval of an absolute majority of the votes present at the shareholders’ meeting, each share granting the right to one vote. Shareholders resolutions requiring a vote by absolute majority include amendments to our Articles of Association, elections of directors and statutory auditors, approval of the annual report and the consolidated financial statements, setting the annual dividend, decisions to discharge directors and management from liability for matters disclosed to the shareholders’ meeting and the ordering of an independent investigation into the specific matters proposed to the shareholders’ meeting (Sonderprüfung).

The approval of at least two-thirds of the votes represented at a shareholders’ meeting will be, however, required for resolutions with respect to:

•	a modification of the purpose of ACE;

•	creation of privileged voting shares;

•	restrictions on the transfer of registered shares and the removal of such restrictions;

•	restrictions on the exercise of the right to vote and the removal of such restrictions;

•	an authorized or conditional increase in share capital;

•	an increase in share capital through the conversions of capital surplus, through a contribution in kind or in exchange for an acquisition of assets, or a grant of special benefits upon a capital increase;

•	restriction or denial of pre-emptive rights;

•	a change of the place of incorporation of ACE;

•	conversion of registered shares into bearer shares and vice versa;

•	dissolution of ACE followed liquidation;

•	the dismissal of the members of the board of directors according to art. 705 para. 1 of the Swiss Code of Obligations; and

•	any changes to the two-thirds voting requirement to the extent permitted by mandatory law.

Pursuant to the Swiss Federal Merger Act, special quorum rules apply by law to a merger (Fusion) (including a possible squeeze-out merger), de-merger (Spaltung) or conversion (Umwandlung) of a company.

Except as noted below, our Articles of Association confer on the holders of shares equal rights, including equal voting and equal financial rights, with each share carrying one vote at our shareholders’ meetings.

To be able to exercise voting rights, holders of the shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent. Cede & Co., as nominee of The Depository Trust Company, or DTC, will make such declaration with respect to shares held in “street name.” Purchasers of shares will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights. As discussed under “Transfer of Shares,” registration with voting rights has some restrictions.

Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees.

Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee.

Failing registration as shareholder with voting rights, registered shareholders may not participate in or vote at our shareholders’ meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting.

Notwithstanding the above, if and so long as the Controlled Shares (as defined below) of any individual or legal entity constitute ten percent or more of the registered share capital recorded in the commercial register, such individual or legal entity shall be entitled to cast votes at any ordinary or extraordinary shareholders’ meeting in the aggregate equal to the number (rounded down to the nearest whole number) obtained from following formula: (T ÷ 10) − 1, where “T” is the aggregate number of votes conferred by all the registered share capital recorded in the commercial register. “Controlled Shares” are all shares of ACE directly, indirectly or constructively owned or beneficially by such individual or entity.

Our common shares have noncumulative voting rights, which means that the holders of a majority of our common shares may elect all of our directors, and, in this event, the holders of the remaining shares will not be able to elect any directors. Our board is presently divided into three classes, two of which have four directors and one of which has five directors, which we refer to as a classified board. At present, each class is elected for a three-year term, with the result that shareholders will not vote for the election of a majority of directors in any single year. Directors may be removed without cause at any time and with immediate effect by resolution of the shareholders at an ordinary or extraordinary shareholders’ meeting.

Shareholders’ Meeting

The shareholders’ meeting is ACE’s supreme body. Ordinary and extraordinary shareholders’ meetings may be held. The following powers will be vested exclusively in the shareholders’ meeting:

•	adoption and amendment of the Articles of Association;

•	election of directors, the auditors, the group auditors and the special auditors;

•	approval of the annual report and the consolidated financial statements;

•	approval of the annual financial statements and decision on the allocation of profits shown on the balance sheet, in particular with regard to dividends;

•	granting discharge to the members of the board of directors; and

•	passing resolutions as to all matters reserved to the authority of the shareholders’ meeting by law or under the Articles of Association or that are submitted to the shareholders’ meeting by the board of directors and are not exclusively vested with our board of directors or auditors.

Our annual shareholders’ meeting must be held within six months after the end of a financial year.

Our extraordinary shareholders’ meetings may be convened by the board of directors or, under certain circumstances, by the statutory auditors or the liquidators. The board of directors is further required to convene an extraordinary shareholders’ meeting if so resolved by a shareholders’ meeting or if so requested by shareholders with voting powers who represent at least 10 percent of our nominal share capital. Shareholders with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million have the right to request that a specific proposal be put on the agenda and voted upon at the next shareholders’ meeting. Such request must be made at least 45 days prior to the relevant shareholders’ meeting.

Our shareholders’ meetings will be held at our place of incorporation, unless the board of directors decides otherwise. Notice of an ordinary or extraordinary shareholders’ meeting must be given by the board of directors or, if necessary, by the auditors, no later than 20 days prior to the meeting date. Such notice is given by way of an announcement appearing once in the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt). The notice period is deemed to have been observed if notice of the meeting is published in the Swiss Official Gazette of Commerce whereby the date of publication is not calculated when computing the period. Shareholders may in addition be informed by ordinary mail. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders’ meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary shareholders’ meeting or to initiate a special audit. No previous notification will be required for proposals concerning items included on the agenda, and for debates as to which no vote is taken.

Our business report and auditor’s report must be made available for inspection by the shareholders at our place of incorporation no later than twenty days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

There is no quorum requirement for ordinary or extraordinary shareholders’ meetings.

Shareholder Proposals

Shareholders with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million may, according to our Articles of Association up to 45 days before the date of the meeting, demand that matters be included in the agenda. Such demands shall be in writing addressed to the Chairman and shall specify the items and the proposals to be submitted.

Action without a Meeting

Under Swiss law, resolutions in lieu of a shareholders’ meeting by written consent are not permitted.

Preemptive Rights

Under Swiss law, any increase of our share capital, whether for cash or non-cash consideration, requires prior shareholder approval. Shareholders of a Swiss corporation have preemptive rights to subscribe for new issues of shares, warrants, convertible bonds, or similar debt instruments with option rights in proportion to the nominal amount of shares held (Bezugsrechte, Vorwegzeichnungsrechte). A resolution adopted at a shareholders’ meeting by a two-thirds majority vote may, however, limit or withdraw such preemptive rights, but only for important and valid reasons (wichtiger Grund) (such as a merger, an acquisition, or participation of employees).

Our Articles of Association provide for the following conditional share capital, which will permit our board of directors to increase our share capital and to issue new shares without further shareholder approval within certain parameters:

•	First, for bonds and similar debt instruments issued by ACE or one of its subsidiaries convertible into registered shares, as of September 30, 2008, not exceeding CHF 1,103,520,000 through the issue from time to time of a maximum of 33,000,000 registered shares, payable in full, each with a current nominal value of CHF 33.44, and

•	Second, for employee benefit plans, as of September 30, 2008, not exceeding CHF 1,102,969,912 through the issue from time to time of a maximum of 32,983,550 registered shares, payable in full, each with a current nominal value of CHF 33.44.

Conditional share capital for convertible bonds and similar debt instruments issued by ACE or one of its subsidiaries convertible into registered shares may be issued upon:

•	the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by ACE or by subsidiaries of ACE, including convertible debt instruments or

•	the exercise of option rights which are granted to shareholders of ACE.

Shareholders’ pre-emptive rights are excluded. Shareholders’ advance subscription rights with regard to the new bonds, notes or similar instruments may be restricted or excluded by decision of the board of directors in order to finance or refinance the acquisition of companies, parts of companies or holdings, or new investments planned by ACE, or in order to issue convertible bonds and warrants on the international capital markets.

If advance subscription rights are excluded, then:

•	the instruments are to be placed at market conditions,

•	the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights, and

•	the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

Where such increase of share capital is used for employee benefit plans, shareholders’ pre-emptive rights shall be excluded with regard to these shares. These new registered shares may be issued at a price below the current market price. The board of directors shall specify the precise conditions of issue.

The acquisition of registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions specified in “Transfers of Shares.”

Transfer Agent

Our registrar and transfer agent for our common shares is BNY Mellon Shareowner Services.

Transfer of Shares

The registered shares are evidenced by way of share certificates or in book entry form only. Subject to the requirements of any stock exchange on which our shares are listed, we may renounce on the printing and delivery of share certificates. However, any shareholder may demand the issuance of a share certificate evidencing ownership of his shares free of charge. Registered shares evidenced in a share certificate are transferred by delivery to the acquirer combined with an endorsement or a written assignment attached to it. Registered shares not represented by a share certificate may only be transferred by way of written assignment. To be valid, we must be notified of the assignment. The right to vote and other rights associated with the common shares (other than financial rights) may only be exercised by a shareholder who is registered in the share register as shareholder with voting rights.

Entry of acquirers of registered shares as shareholder with voting rights in the share register may be refused based on the following grounds:

•	No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 14 of our Articles of Association) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register, with respect to such excess shares only, as shareholders without voting rights;

•	The limit of 10 percent of the registered share capital also applies to the subscription for, or acquisition of, registered shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by ACE or third parties, as well as by means of exercising purchased pre-emptive rights arising from either registered or bearer shares. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register with respect to such excess shares only as shareholders without voting rights;

•	The board of directors shall reject entry of holders of registered shares as shareholder with voting rights in the share register or shall decide on their deregistration as shareholders with voting rights when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

The board of directors may record nominees in our share register as shareholders with the right to vote without limitation when the nominee undertakes the obligation to disclose at any time to us at our written request the names, addresses and share holdings of each person for whom such nominee is holding shares. Beneficial owners of shares who hold their shares through nominees exercise their rights through the intermediation of such nominees.

Conflicts of Interest

Swiss law does not contain any general provision in relation to the handling of conflicts of interest within a company’s organization. However, the Swiss Code of Obligations requires directors and members of senior management to apply due care and generally to safeguard the interests of the company in the performance of their respective duties (duty of care and of loyalty). This rule is generally understood as disqualifying directors and members of senior management from participating in decisions that directly affect them. We have set out certain principles on how to handle conflicts of interests in our organizational regulations, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Further, holders of our signatory powers may in certain circumstances be unable to validly exercise such powers by reason of a conflict of interest. The breach of these provisions entails personal liability of the directors and officers, to us in particular. In addition, Swiss law contains provisions under which the members of the board of directors and all persons engaged in the management may become liable to the company, to each shareholder and to the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss company law contains a provision under which payments made and other benefits granted to a shareholder or a director or any persons associated with them, other than at arm’s length, must be repaid to the company if the recipient thereof was acting in bad faith.

Change of Control

Registration and Voting Rights Restrictions.  Our Articles of Association limit the right of an acquirer to be registered as shareholder with voting rights and the right of our shareholders to exercise their voting rights. See “Transfer of Shares” and “Voting Rights.”

Disclosure of Shareholders’ Identity.  Swiss company law requires that ACE disclose the identity of all of its shareholders who hold more than 5 percent of ACE’s voting rights to the extent that such shareholders are known or should be known to ACE. Such disclosure must be made once a year in the notes to the financial statements published in ACE’s annual report.

Repurchase of Shares

Swiss law limits a Swiss corporation’s ability to hold or purchase its own shares. We may only purchase shares if there are sufficient free distributable reserves according to the statutory financial statements of ACE (Switzerland) to pay the purchase price, and if the aggregate nominal value of the purchased shares (and those already held in treasury) does not exceed 10 percent of our nominal share capital. These requirements also apply for shares of ACE (Switzerland) acquired by its subsidiaries. Shares held by us are not entitled to vote at shareholders’ meetings, but are entitled to the economic benefits applicable to the shares generally. Furthermore, we must create a special reserve on our balance sheet in the amount of the purchase price of the acquired shares. In addition, selective share repurchases are permitted only under certain circumstances.

Certain types of repurchases of shares (buy back for capital reduction purposes, more than 10 percent of share capital, shares held for more than six years unless an exemption rule applies) are subject to Swiss Federal Withholding Tax at 35 percent.

Borrowing — Issuance of Debt Securities

Neither Swiss law nor our Articles of Association restricts in any way our power to borrow and raise funds. The decision to borrow funds, including the issuance of debt securities, is made by or under the direction of the board of directors. A shareholders’ resolution will not be required.

Notices

Notices to shareholders are validly made by publication in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt). We will also provide notices to shareholders in English.

Duration, Liquidation and Merger

Our Articles of Association do not limit ACE’s duration as a legal entity.

We may be dissolved by way of liquidation at any time by a shareholders’ resolution passed by an absolute majority of the votes validly cast at a shareholders’ meeting. A qualified majority, being two-thirds of the votes represented and an absolute majority of the nominal value of the shares represented at the meeting, may dissolve ACE without liquidation (for example in a merger where we are not the surviving entity). Dissolution by court order is possible if we become bankrupt, or for cause if shareholders holding at least 10 percent of the share capital so request.

Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held. The amount of this surplus, to the extent it is not a repayment of the nominal value of the shares, is subject to Swiss Federal Withholding Tax, currently at a rate of 35 percent.

Statutory Auditors

PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, has been appointed as our statutory auditors. Our shareholders must elect our auditors at the ordinary shareholders’ meeting on an annual basis.

Limitations Affecting Shareholders

Squeeze-Out Merger — The Swiss Federal Merger Act allows a squeeze-out of minority shareholders by way of a squeeze-out merger. To the extent that the shareholders holding at least 90 percent of the shares outstanding of the target company consent, the target company can be merged into the surviving company and the minority shareholders or the target company can be cashed out instead of receiving shares in the surviving company.

Ownership of Shares by Non-Swiss Persons — Except for the limitation on voting rights described above applicable to shareholders generally, there is no limitation under Swiss law or our Articles of Association on the right of non-Swiss residents or nationals to own or vote our shares. Shareholders intending to acquire or hold a qualifying participation in our shares may be subject to applicable local insurance regulations.

Exchange Control — Under current Swiss exchange control regulations, there are no limitations on the amount of payments that may be remitted by a Swiss company to non-residents, other than under government sanctions imposed on Iraq, the former Yugoslavia, Myanmar, Zimbabwe, Liberia, Ivory Coast, Sudan and Democratic Republic of Congo, and on persons or organizations with terrorist links.

Insurance Regulatory Provisions Concerning Change or Acquisition of Control — Insurance regulatory authorities with jurisdiction over our reinsurance and insurance subsidiaries may require prior approval of the acquisition or a change of control of the reinsurance or insurance subsidiary. In many cases, accumulating significantly less than a majority of our shares may be deemed to be an acquisition or a change of control of one or more of our regulated reinsurance or insurance subsidiaries. The discussion below describes significant insurance regulatory provisions that may affect the accumulation of our shares.

Some of our subsidiaries are reinsurance and insurance companies domiciled or commercially domiciled under the respective insurance codes of the states of Connecticut, Georgia, Illinois, Indiana, New Jersey, New York, Pennsylvania and Texas in the United States. The insurance codes in these states contain generally similar provisions to the effect that the acquisition or change of “control” of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the relevant insurance regulator. In general, a presumption of “control” arises from the ownership, control, possession with the power to vote or possession of proxies regarding 10 percent or more of the voting securities of a domestic insurer or of a person that controls a domestic insurer. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company must generally file with the relevant insurance regulatory authority a statement relating to the acquisition of control containing certain information required by statute and published regulations and provide a copy of such statement to the domestic insurer.

In addition, many states’ insurance laws contain provisions that require pre-acquisition notification to state agencies of a change in control of a non-domestic insurance company admitted in that state. While these pre-acquisition notification statutes do not authorize the state agency to disapprove the change of control, these statutes do authorize remedies, including the issuance of a cease and desist order with respect to the non-domestic admitted insurer, if, for example, undue market concentration exists.

Any future transactions involving the acquisition of 10 percent or more of our outstanding shares would generally require prior approval by the state insurance departments of the states mentioned above and would require the pre-acquisition notification in those states that have adopted pre-acquisition notification provisions. These requirements may deter, delay or prevent transactions affecting the ownership of our shares by persons seeking to own more than 10 percent of our outstanding shares. See also “FSA and Lloyd’s Related Requirements.”

FSA and Lloyd’s Related Requirements

Any person is prohibited from being a “controller” of a United Kingdom Financial Services Authority or Lloyd’s regulated entity unless that person first obtains the permission of the FSA or Lloyd’s as applicable. A person would be a controller of a FSA or Lloyd’s regulated ACE subsidiary if that person, along with any associates, beneficially holds 10 percent or more of the votes or shares in that entity or in its “parent undertaking”, or is able to exercise significant influence over decisions of that entity’s management or the management of its “parent undertaking” by virtue of its shareholdings or voting power. Accordingly, any person who, along with any associates, is a controller of ACE may well also be a controller of the FSA or Lloyd’s regulated ACE subsidiaries, which means any person considering owning 10 percent of ACE’s common shares must determine if FSA and Lloyd’s advance approval is necessary.

The FSA or Lloyd’s regulated entity must also be notified if an existing controller increases or decreases the kind of control which he already has so that the percentage of shares or voting power concerned becomes, or ceases to be, equal to or greater than 20 percent, 33 percent or 50 percent.

A person who becomes a controller, or increases their control, of a FSA or Lloyd’s regulated entity without first obtaining the prior approval of the FSA or Lloyd’s, as applicable, may be liable for a considerable fine and imprisonment. The FSA or Lloyd’s , as applicable, may object to a proposed acquisition or increase in control unless it is satisfied that the applicant is a fit and proper person to have, or increase their, control, and the interests of consumers would not be threatened by that person having, or increasing their, control.

Any person that becomes the owner of 10 percent (or subsequently equal to or greater than 20%, 30% or 50%) of common shares will have to make such an application to the FSA or Lloyd’s, as applicable, unless he receives an exemption from the FSA or Lloyd’s. The decision to grant an exemption is at the discretion of the FSA or Lloyd’s and will only be granted in limited circumstances.

In addition, under English law, Lloyd’s shall not permit a person to act as a Lloyd’s broker if that person is a managing agent or associated with a managing agent. Accordingly, if any person who is a Lloyd’s broker (or a company related to a Lloyd’s broker) holds, or subsequently becomes a holder of, more than 5 per cent of our common shares, that Lloyd’s broker risks losing its license.

DESCRIPTION OF ACE INA DEBT SECURITIES AND ACE GUARANTEE

The following description of the ACE INA debt securities and the ACE guarantee sets forth the material terms and provisions of the ACE INA debt securities and the ACE guarantee to which any prospectus supplement may relate. The ACE INA senior debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA senior indenture, among ACE INA, ACE and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of August 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA subordinated indenture, among ACE INA, ACE and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated December 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA senior indenture and the ACE INA subordinated indenture are sometimes referred to herein collectively as the ACE INA indentures and each individually as an ACE INA indenture. The specific terms applicable to a particular issuance of ACE INA debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee. You should refer to the ACE INA indentures and the ACE INA debt securities for complete information regarding the terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee. The ACE INA indentures are substantially identical, except for the covenants of ACE INA and ACE and provisions relating to subordination.

General

The ACE INA indentures do not limit the aggregate principal amount of ACE INA debt securities which ACE INA may issue. ACE INA may issue ACE INA debt securities under the ACE INA indenture from time to time in one or more series. The ACE INA indentures do not limit the amount of other indebtedness or ACE INA debt securities, other than secured indebtedness which we, ACE INA or their respective subsidiaries may issue.

Unless otherwise set forth in the applicable prospectus supplement, the ACE INA senior debt securities will be unsecured obligations of ACE INA and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of ACE INA’s senior indebtedness, which term includes ACE INA senior debt securities, as described below under “Subordination of ACE INA Subordinated Debt Securities.” The ACE INA subordinated debt securities of any series issued to an ACE Trust will rank equally with each other series of ACE INA subordinated debt securities issued to other ACE Trusts.

Because ACE INA is a holding company, its rights and the rights of its creditors, including you as a holder of ACE INA debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that ACE INA is a creditor of the subsidiary. The rights of creditors of ACE INA, including you as a holder of ACE INA debt securities, to participate in the distribution of stock owned by ACE INA in its subsidiaries, including ACE INA’s insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of securities by that ACE Trust, those ACE INA subordinated debt securities may subsequently be distributed pro rata to the holders of the securities of the ACE Trust under the dissolution of that ACE Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of ACE INA subordinated debt securities will be issued to an ACE Trust in connection with the issuance of securities by that ACE Trust.

The applicable prospectus supplement will describe the following terms of the offered ACE INA debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•	the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of ACE INA debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•	whether and under what circumstances ACE INA will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the ACE INA debt securities and, if so, whether and on what terms we will have the option to redeem the ACE INA debt securities in lieu of paying these additional amounts;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities will be payable, where any of the ACE INA debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the ACE INA debt securities may be surrendered for conversion or exchange;

•	whether any of the ACE INA debt securities are to be redeemable at the option of ACE INA and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of ACE INA;

•	whether ACE INA will be obligated to redeem or purchase any of the ACE INA debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the ACE INA debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the ACE INA debt securities redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any ACE INA debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any ACE INA debt securities to be issued in bearer form will be issuable;

•	whether the ACE INA debt securities will be convertible into other securities of ACE INA and/or exchangeable for securities of ACE or other issuers and, if so, the terms and conditions upon which the ACE INA debt securities will be convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the ACE INA debt securities that will be payable upon declaration of acceleration of the maturity of the ACE INA debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the ACE INA debt securities will be payable;

•	whether the principal of, any premium or interest on or any additional amounts on the ACE INA debt securities will be payable, at the election of ACE INA or you, in a currency other than that in which the ACE INA debt securities are stated to be payable and the dates and other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the ACE INA debt securities;

•	whether the ACE INA debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the ACE INA debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•	in the case of ACE INA subordinated debt securities issued to an ACE Trust, the terms and conditions of any obligation or right of ACE INA or you to convert or exchange the ACE INA subordinated debt securities into preferred securities of that ACE Trust;

•	in the case of ACE INA subordinated debt securities issued to an ACE Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to ACE’s guarantee of the preferred securities of that ACE Trust;

•	in the case of ACE INA subordinated debt securities, the relative degree, if any, to which the ACE INA subordinated debt securities of the series and the related ACE guarantee will be senior to or be subordinated to other series of ACE INA subordinated debt securities and the related ACE guarantee(s) or other indebtedness of ACE INA or ACE, as the case may be, in right of payment, whether the other series of ACE INA subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of ACE INA or ACE with respect to the ACE INA debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the ACE INA debt securities;

•	whether any of the ACE INA debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the ACE INA debt securities to be authenticated and delivered; and

•	any other terms of the ACE INA debt securities and any other deletions from or modifications or additions to the applicable ACE INA indenture in respect of the ACE INA debt securities. (Section 3.1)

ACE INA will have the ability under the ACE INA indentures to reopen a previously issued series of ACE INA debt securities and issue additional ACE INA debt securities of that series or establish additional terms of that series. ACE INA is also permitted to issue ACE INA debt securities with the same terms as previously issued ACE INA debt securities. (Section 3.1)

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the ACE INA debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by ACE INA for this purpose. Interest on ACE INA debt securities issued in registered form:

•	may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•	will be payable on any interest payment date to the persons in whose names the ACE INA debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

ACE INA will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, ACE INA is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present the ACE INA debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by ACE INA or the security registrar, or exchange for other ACE INA debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by ACE INA for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although ACE INA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE INA is not required to:

•	issue, register the transfer of, or exchange, ACE INA debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any ACE INA debt securities and ending at the close of business on the day of mailing; or

•	register the transfer of or exchange any ACE INA debt security selected for redemption, in whole or in part, except the unredeemed portion of any ACE INA debt security being redeemed in part. (Section 3.5)

ACE INA has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by ACE INA will be named in the applicable prospectus supplement. At any time, ACE INA may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, ACE INA is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable. (Section 10.2)

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the ACE INA debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the ACE INA debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

The ACE INA debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. ACE INA debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any ACE INA debt securities is payable, or if any ACE INA debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “— Covenants Applicable to ACE INA Senior Debt Securities — Limitation on Liens on Stock of Designated Subsidiaries,” the ACE INA indentures do not contain any provisions that would limit the ability of ACE INA to incur indebtedness or that would afford holders of ACE INA debt securities protection in the event of a sudden and significant decline in the credit quality of ACE INA or ACE or a takeover, recapitalization or highly leveraged or similar transaction involving ACE INA or ACE. Accordingly, ACE INA or ACE could in the future enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

ACE Guarantee

We will fully and unconditionally guarantee all payments on the ACE INA debt securities. Unless otherwise set forth in the applicable prospectus supplement, our guarantee of the ACE INA senior debt securities will be an unsecured obligation of ACE and will rank equally with all of its other unsecured and unsubordinated indebtedness. Our guarantee of the ACE INA subordinated debt securities will be an unsecured obligation of ACE, subordinated in right of payment to the prior payment in full of all ACE senior indebtedness. Our guarantee of the ACE INA subordinated debt securities issued to an ACE Trust will rank equally with our guarantee of each other series of ACE subordinated debt securities issued to other ACE Trusts.

Since we are a holding company, our rights and the rights of our creditors, including you as a holder of the ACE INA debt securities who would be a creditor of ours by virtue of our guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of the stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

The terms, if any, on which ACE INA debt securities are convertible into or exchangeable for, either mandatorily, at your option or at ACE INA’s option, for common shares of ACE or other securities, whether or not issued by ACE, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

We will make all payments on ACE INA debt securities without withholding of any present or future taxes or governmental charges of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding will not be the same amount provided for in the ACE INA debt security and the applicable ACE INA indenture.

We will not be required to pay any additional amounts for

•	any tax or governmental charge which would not have been imposed but for the fact that you:

•	were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than the mere ownership of, or receipt of payment on, the ACE INA debt security;

•	presented the ACE INA debt security for payment in the relevant taxing jurisdiction, unless the ACE debt security could not have been presented for payment elsewhere; or

•	presented the ACE INA debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the ACE debt security for payment within the 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•	any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

•	to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

•	to make any claim or satisfy any information or reporting requirement, which in either case is required by the relevant taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

•	any combination of the above items.

In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the ACE debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the ACE debt security. (Section 10.4)

Global Securities

The ACE INA debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global ACE INA debt security will be shown on, and transfers of the ACE INA debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Date

If and as set forth in the applicable prospectus supplement, ACE INA will have the right, at any time and from time to time during the term of any series of ACE INA subordinated debt securities issued to an ACE Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus supplement as an extension period. However, no extension period may extend beyond the stated maturity of the ACE INA subordinated debt securities. U.S. Federal income tax consequences and other considerations applicable to the ACE INA subordinated debt securities will be described in the applicable prospectus supplement. (Section 3.11 of the ACE INA subordinated indenture)

Covenants Applicable to ACE INA Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

Under the ACE INA senior indenture, each of ACE INA and ACE will covenant that, so long as any ACE INA senior debt securities are outstanding, it will not, nor will it permit any subsidiary to create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless ACE INA and ACE concurrently provide that the ACE INA senior debt securities and, if ACE INA and ACE elect, any other indebtedness of ACE INA that is not subordinate to the ACE INA senior debt securities and with respect to which the governing instruments require, or pursuant to which the ACE INA is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured. (Section 10.5 of the ACE INA senior indenture)

The term “designated subsidiary” means any present or future consolidated subsidiary of ACE, the consolidated net worth of which constitutes at least 5% of ACE’s consolidated net worth. (Section 1.1 of the ACE INA senior indenture)

For purposes of the ACE INA indentures, the term “indebtedness” means, with respect to any person:

•	the principal of and any premium and interest on:

•	indebtedness for money borrowed and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

•	all capitalized lease obligations;

•	all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•	all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•	all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1)

Limitations on Disposition of Stock of Designated Subsidiaries

The ACE INA senior indenture also provides that, so long as any ACE INA senior debt securities are outstanding and except in a transaction otherwise governed by the ACE INA indentures, neither ACE INA nor ACE will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, ACE INA will not permit any designated subsidiary to issue, other than to ACE INA or ACE, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, ACE would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

However, ACE INA may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by ACE INA’s board or if required by law or regulation. ACE INA or ACE, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of ACE, the shares of capital stock of which ACE owns at least 80% or, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by ACE INA’s or ACE’s board. (Section 10.6 of the ACE INA senior indenture)

Covenants Applicable to ACE INA Subordinated Debt Securities Issued to an ACE Trust

Each of ACE INA and ACE will also covenant, as to each series of ACE INA subordinated debt securities issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust, that it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of ACE INA or ACE, as the case may be, or

•	make any payment on or repay, repurchase or redeem any debt security of ACE INA or ACE that ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, or make any payments with respect to any guarantee by ACE INA or ACE, as the case may be, of the debt securities of any subsidiary of ACE INA or ACE, as the case may be, if the guarantee ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, other than:

•	dividends or distributions on the capital stock of ACE INA paid or made to ACE and dividends or distributions in common stock of ACE INA or common shares of ACE, as the case may be;

•	redemptions or purchases of any rights outstanding under a shareholder rights plan of ACE INA or ACE, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;

•	payments under any preferred securities guarantee; and

•	purchases of common stock or common shares related to the issuance of common stock or common shares under any of ACE INA’s or ACE’s benefit plans for its directors, officers or employees if at that time:

•	any event of which ACE INA or ACE has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which ACE INA or ACE, as the case may be, shall not have taken reasonable steps to cure shall have occurred,

•	ACE shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to the related preferred securities or

•	ACE INA shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing. (Section 10.9 of the ACE INA subordinated indenture)

If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of preferred securities and common securities of the ACE Trust, for so long as the ACE INA subordinated debt securities remain outstanding, ACE INA will also covenant:

•	to maintain, directly or indirectly, 100% ownership of the common securities of the ACE Trust;

•	not to voluntarily dissolve, wind-up or liquidate the ACE Trust, except in connection with the distribution of ACE INA subordinated debt securities to the holders of preferred securities and common securities in liquidation of the ACE Trust, the redemption of all of the preferred securities and common securities of the

ACE Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the ACE Trust; and

•	to use its reasonable efforts, to cause the ACE Trust to remain classified as a grantor trust for U.S. Federal income tax purposes. (Section 10.9 of the ACE INA subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

Each ACE INA indenture provides that ACE INA and ACE may not:

•	consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or

•	permit any person to consolidate or amalgamate with or merge into ACE INA or ACE, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE INA or ACE, respectively, unless:

•	in the case of ACE INA, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

•	in the case of ACE, the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda, the Cayman Islands or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

•	the surviving entity expressly assumes, the payment of all amounts on all of the ACE INA or ACE debt securities and the performance of ACE INA’s or ACE’s obligations under the ACE INA indenture and the ACE INA debt securities or ACE indenture and ACE debt securities; and

•	the surviving entity provides for conversion or exchange rights in accordance with the provisions of the ACE debt securities of any series that are convertible or exchangeable into common shares or other securities; and

•	immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ACE INA or ACE or a subsidiary as a result of the transaction as having been incurred by ACE INA or ACE or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Sections 8.1 and 8.3)

Events of Default

Each of the following events will constitute an event of default under each ACE INA indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	default in the payment of any interest on, or any additional amounts payable with respect to, any ACE INA debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

•	default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any ACE INA debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment, when due;

•	default in the performance, or breach, of any covenant or warranty of ACE INA or ACE for the benefit of the holders of the ACE INA debt securities, and the continuance of this default or breach for a period of 60 days after ACE INA has received written notice from the holders;

•	if any event of default under a mortgage, indenture or instrument under which ACE or ACE INA may issue, or by which ACE or ACE INA may secure or evidence, any indebtedness, including an event of default under any other series of ACE INA debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after ACE INA has received written notice;

•	ACE INA or ACE shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•	events in bankruptcy, insolvency or reorganization of ACE INA or ACE; and

•	any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)

If an event of default with respect to the ACE INA debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding ACE INA debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the ACE INA debt securities, of all outstanding ACE INA debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25% in liquidation amount of the outstanding preferred securities of the ACE Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the ACE INA debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of ACE INA subordinated debt securities issued to an ACE Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the ACE Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the ACE INA debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

Each ACE INA indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the ACE INA debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any ACE INA debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)

If an event of default occurs and is continuing with respect to the ACE INA debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of ACE INA debt securities by all appropriate judicial proceedings. (Section 5.3) Each ACE INA indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the ACE INA indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding ACE INA debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE INA debt securities of the series. (Section 5.12)

If an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related ACE INA subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the ACE Trust may institute directly a legal proceeding against ACE INA or ACE, pursuant to the ACE guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related ACE INA subordinated debt securities having a principal amount equal to the liquidation amount of the holder’s related preferred securities, referred to in this prospectus as a direct action. (Section 5.8 of the ACE INA subordinated indenture) ACE INA and ACE may not amend the ACE INA subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the ACE Trust. (Section 9.2 of the ACE INA subordinated indenture) If the right to bring a direct action is removed, the applicable ACE Trust may become subject to the reporting obligations under the Exchange Act. Each of ACE INA and ACE will have the right under the ACE INA subordinated indenture to set-off any payment made to a holder of preferred securities by ACE INA or ACE, as the case may be, in connection with a direct action. (Section 3.12 of the ACE INA subordinated indenture)

The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related ACE INA subordinated debt securities.

Modification and Waiver

ACE INA, ACE and the trustee may modify or amend either ACE INA indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE INA debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any ACE INA debt security;

•	reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE INA debt security;

•	change the obligation of ACE INA or ACE to pay additional amounts with respect to any ACE INA debt security;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•	change the redemption provisions of any ACE INA debt security or adversely affect the right of repayment at the option of any holder of any ACE INA debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE INA debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE INA debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of the outstanding ACE INA debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of ACE INA debt securities;

•	modify any of the provisions relating to the subordination of the ACE INA debt securities or the ACE guarantee in a manner adverse to the holders of ACE INA subordinated debt securities;

•	modify or effect in any manner adverse to the holders of ACE INA debt securities the terms and conditions of the obligations of ACE in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the ACE INA debt securities;

•	modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of ACE INA debt securities, except to increase any percentage vote required or to provide that other provisions of the ACE INA indenture cannot be modified or waived without the consent of the holder of each ACE INA debt security affected by the modification or waiver;

•	make any change that adversely affects the right to convert or exchange any ACE INA debt security into or for other securities of ACE INA, ACE or other securities, cash or property in accordance with its terms; or

•	modify any of the above provisions. (Section 9.2)

In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the ACE INA subordinated indenture in any manner which might terminate or impair the subordination of the ACE INA subordinated debt securities to senior indebtedness or the subordination of the related ACE guarantee to ACE senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the ACE senior indebtedness, respectively. (Section 9.7 of the ACE INA subordinated indenture)

ACE INA, ACE and the trustee may modify or amend either ACE INA indenture and the ACE INA debt securities of any series without the consent of any holder in order to, among other things:

•	provide for a successor to ACE INA or ACE pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to the covenants of ACE INA or ACE for the benefit of the holders of all or any series of ACE INA debt securities or to surrender any right or power conferred upon ACE INA or ACE by the applicable ACE INA indenture;

•	provide for a successor trustee with respect to the ACE INA debt securities of all or any series;

•	cure any ambiguity or correct or supplement any provision in either ACE INA indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE INA indenture which will not adversely affect the interests of the holders of ACE INA debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE INA debt securities under either ACE INA indenture;

•	add any additional events of default with respect to all or any series of ACE INA debt securities;

•	secure the ACE INA debt securities;

•	provide for conversion or exchange rights of the holders of any series of ACE INA debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any ACE INA debt securities then outstanding under the applicable ACE INA indenture. (Section 9.1)

The holders of at least a majority in principal amount of the outstanding ACE INA debt securities of any series may, on behalf of the holders of all ACE INA debt securities of that series, waive compliance by ACE INA and ACE with specified covenants of the applicable ACE INA indenture. (Section 10.8 of the ACE INA senior indenture; Section 10.6 of the ACE INA subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE INA debt securities on behalf of the holders of all ACE INA debt securities of that series and, in the case of any ACE INA subordinated debt securities issued to an ACE Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the ACE Trust, may waive any past default and its consequences with respect to the ACE INA debt securities of that series, except a default:

•	in the payment of principal, any premium or interest on or any additional amounts with respect to ACE INA debt securities of the series; or

•	in respect of a covenant or provision of the applicable ACE INA indenture that cannot be modified or amended without the consent of the holder of each outstanding ACE INA debt security of any series affected. (Section 5.13)

Under each ACE INA indenture, each of ACE INA and ACE must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable ACE INA indenture. Each of ACE INA and ACE is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable ACE INA indenture or the ACE INA debt securities of any series. (Sections 10.9 and 10.10 of the ACE INA senior indenture; Sections 10.7 and 10.8 of the ACE INA subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

ACE INA or ACE may discharge their payment obligations on the ACE INA debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the ACE INA indentures, except for certain ministerial obligations, like registering transfers or exchanges of the ACE INA debt securities, which we refer to as covenant defeasance.

ACE INA or ACE may only do this if, among other things,

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE INA indenture or any other material agreement or instrument to which ACE INA or ACE is a party or by which either or them is bound,

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the ACE INA debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date and

•	ACE INA or ACE has delivered to the trustee an opinion of counsel to the effect that the you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by ACE, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable ACE indenture. (Section 4.2)

Subordination of ACE INA Subordinated Debt Securities

The ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 16.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE INA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE INA, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of ACE INA being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE INA subordinated indenture)

By reason of this subordination, in the event of liquidation or insolvency of ACE INA, holders of senior indebtedness and holders of other obligations of ACE INA that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.

Subject to the payment in full of all senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of ACE INA applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA subordinated debt securities have been paid in full. (Section 16.4 of the ACE INA subordinated indenture)

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities may be made by ACE INA if:

•	any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the ACE INA subordinated indenture)

The ACE INA subordinated indenture does not limit or prohibit ACE INA from incurring additional senior indebtedness, which may include indebtedness that is senior to the ACE INA subordinated debt securities, but subordinate to other obligations of ACE INA. The ACE INA senior debt securities will constitute senior indebtedness with respect to the ACE INA subordinated debt securities.

The term “senior indebtedness” means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE INA outstanding at any time, except:

•	the ACE INA subordinated debt securities of that series;

•	indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the ACE INA subordinated debt securities;

•	indebtedness of ACE INA to an affiliate of ACE INA;

•	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE INA in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable; and

•	any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to:

•	any ACE Trust or

•	any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantees described under “Description of the Preferred Securities Guarantees” below.

Senior indebtedness with respect to the ACE INA subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the ACE INA subordinated indenture)

The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to issuance of the applicable ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of ACE Guarantee of ACE INA Subordinated Debt Securities

The ACE guarantee of ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all ACE senior indebtedness. (Section 18.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all ACE senior indebtedness will first be paid in full, or payment of the ACE senior indebtedness provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities are entitled to receive or retain any payment from ACE on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of ACE senior indebtedness shall be entitled to receive any payment or distribution by ACE of any kind or character, including any payment or distribution which may be payable or deliverable by ACE by reason of the payment of any other indebtedness of ACE being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable by ACE in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the ACE INA subordinated indenture)

By reason of this subordination, in the event of liquidation or insolvency of ACE, holders of ACE senior indebtedness and holders of other obligations of ACE that are not subordinated to the ACE senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.

Subject to the payment in full of all ACE senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities under the ACE guarantee will be subrogated to the rights of the holders of the ACE senior indebtedness to receive payments or distributions of cash, property or securities of ACE applicable to the ACE senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA senior debt securities have been paid in full. (Section 18.4 of the ACE INA subordinated indenture)

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities of any series may be made by ACE if:

•	any ACE senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any ACE senior indebtedness has been accelerated because of a default. (Section 18.2 of the ACE INA subordinated indenture)

The ACE INA subordinated indenture does not limit or prohibit ACE from incurring additional ACE senior indebtedness, which may include indebtedness that is senior to the ACE guarantee of the ACE INA subordinated debt securities, but subordinate to other obligations of ACE. The ACE senior debt securities will constitute ACE senior indebtedness with respect to the ACE INA subordinated debt securities.

The term “ACE senior indebtedness” means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE outstanding at any time, except:

•	ACE’s obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities of that series;

•	indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with ACE’s obligations under the ACE guarantee in respect of the ACE subordinated debt securities;

•	indebtedness of ACE to an affiliate of ACE;

•	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	ACE’s obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities initially issued to:

•	any ACE Trust or

•	any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by ACE pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under “Description of Preferred Securities Guarantees” below; and

•	all preferred securities guarantees and all similar guarantees issued by ACE on behalf of holders of preferred securities of an ACE Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with ACE which is a financing vehicle for ACE or any affiliate of ACE.

The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to the issuance of that series of ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

The ACE INA indentures, the ACE INA debt securities and the ACE guarantee will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES

The following summary sets forth the material terms and provisions of the common share warrants which would be issued pursuant to a stock warrant agreement between ACE and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of common shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The common shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

The procedures for exercising stock warrants will be set forth in the applicable prospectus supplement.

Antidilution and Other Provisions

The exercise price payable, the number of common shares purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of common shares; and

•	a combination, subdivision or reclassification of common shares.

In lieu of adjusting the number of common shares purchasable upon exercise of each stock warrant, ACE may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property we as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of ours.

DESCRIPTION OF PREFERRED SECURITIES

Each ACE Trust will be governed by an amended and restated trust agreement, which refer to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the ACE Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms we will set forth in the applicable prospectus supplement. The terms of the ACE Trust preferred securities will generally mirror the terms of the ACE INA subordinated debt securities, which the ACE Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The ACE INA subordinated debt securities issued to an ACE Trust will be guaranteed by ACE on a subordinated basis and are referred to in this prospectus as the corresponding ACE INA subordinated debt securities relating to that ACE Trust.

The following is a summary of the material terms and provisions of each trust agreement and the preferred securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities.

Issuance, Status and Guarantee of Preferred Securities

The preferred securities will represent preferred beneficial interests in an ACE Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable ACE Trust. The preferred securities of each ACE Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that ACE Trust, except as described under “— Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding ACE INA subordinated debt securities in trust for your benefit and for the benefit of the holder of the ACE Trust’s common securities. In this prospectus, we refer to the common securities and the preferred securities of an ACE Trust collectively as the “trust securities” of that ACE Trust.

ACE will guarantee, which we refer to in this prospectus as the preferred securities guarantee, the preferred securities. Under each preferred securities guarantee, ACE will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related ACE Trust has funds to make these payments. See “Description of Preferred Securities Guarantees.”

Distributions

Distributions on the preferred securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. (Section 4.1) A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding ACE INA subordinated debt securities is closed for business. (Section 1.1)

Distributions on each preferred security will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated. (Section 4.1)

If set forth in the applicable prospectus supplement, ACE INA will have the right under the ACE INA subordinated indenture to defer the payment of interest on any series of corresponding ACE INA subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding ACE INA subordinated debt securities. See “Description of ACE INA Debt Securities and ACE Guarantee — Option to Extend Interest Payment Date.” As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding ACE INA subordinated debt securities during the extension period, by the ACE Trust which issued the preferred securities during any extension period. (Section 4.1)

The funds of each ACE Trust available for distribution to you will be limited to payments under the corresponding ACE INA subordinated debt securities in which the ACE Trust will invest the proceeds from the issuance and sale of its trust securities. If ACE INA or ACE, as the case may be, does not make interest payments on those corresponding ACE INA subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the ACE Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by ACE as set forth under “Description of Preferred Securities Guarantees.”

Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable ACE Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Preferred Securities.” If any preferred securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)

Redemption or Exchange

Mandatory Redemption.  Upon any repayment or redemption, in whole or in part, of any corresponding ACE INA subordinated debt securities held by an ACE Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding ACE INA subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by ACE INA or ACE upon the concurrent repayment or redemption of the corresponding ACE INA subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. (Section 4.2) If less than all of the corresponding ACE INA subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities. (Section 4.2)

Generally, ACE INA will have the right to redeem any series of corresponding ACE INA subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described under “Description of ACE INA Debt Securities and ACE Guarantee — Redemption.”

Special Event Redemption or Distribution of Corresponding ACE INA Subordinated Debt Securities.  If a special event relating to the trust securities of an ACE Trust occurs and is continuing, within 90 days following the occurrence of the special event, ACE INA has the right to redeem the corresponding ACE INA subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, ACE INA has the right to dissolve the ACE Trust and, after satisfaction of the liabilities of creditors of the ACE Trust, cause the corresponding ACE INA subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the ACE Trust. If ACE INA does not elect to redeem the corresponding ACE INA subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding ACE INA subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an ACE Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event. (Section 1.1)

On and from the date fixed for any distribution of corresponding ACE INA subordinated debt securities upon dissolution of an ACE Trust:

•	the trust securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the related preferred securities, will receive a registered global certificate or certificates representing the corresponding ACE INA subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and

•	any certificates representing the preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange. (Section 9.4)

There can be no assurance as to the market prices for the preferred securities or the corresponding ACE INA subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of an ACE Trust were to occur. Accordingly, the preferred securities that you may purchase, and the corresponding ACE INA subordinated debt securities that you may receive on dissolution and liquidation of an ACE Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

The property trustee shall redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding ACE INA subordinated debt securities. The property trustee will redeem the preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable ACE Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Common Securities.”

If an ACE Trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the preferred securities are in book-entry-only form, deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the preferred securities. If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the ACE Trust or by ACE pursuant to the preferred securities guarantee as described under “Description of Preferred Securities Guarantees,” distributions on the preferred securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the ACE Trust for the preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Generally, ACE or its subsidiaries, including ACE INA, may purchase outstanding preferred securities.

Payment of the redemption price on the preferred securities will be made to the record holders as they appear on the register for the preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by an ACE Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption the particular preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of preferred securities will relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of ACE INA and ACE defaults in payment of the redemption price on the corresponding ACE INA subordinated debt securities, on and after the redemption date interest will cease to accrue on the ACE INA subordinated debt securities or portions of the ACE INA subordinated debt securities, and distributions will cease to accrue on the related preferred securities or portions of the related preferred securities, called for redemption. (Section 4.2)

Subordination of Common Securities

Payment on each ACE Trust’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding ACE INA subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the ACE Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the ACE Trust’s outstanding preferred securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the ACE Trust’s outstanding preferred securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the ACE Trust’s preferred securities then due and payable.

If any event of default under the trust agreement resulting from a event of default under the corresponding ACE INA subordinated debt securities occurs, the holder of the ACE Trust’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of the holder of the ACE Trust’s common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of ACE Trust

Pursuant to each trust agreement, each ACE Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

•	bankruptcy, dissolution or liquidation of ACE INA or ACE;

•	the written direction to the property trustee from ACE INA, as depositor, at any time, which direction is optional and wholly within the discretion of ACE INA, to dissolve the ACE Trust and distribute corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

•	the redemption of all of the ACE Trust’s trust securities following a special event;

•	the redemption of all of the ACE Trust’s preferred securities as described under “Description of Preferred Securities — Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of the ACE Trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the ACE Trust, the ACE Trust will be liquidated by the ACE trustees as expeditiously as the ACE trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the ACE Trust’s creditors, corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the ACE Trust’s assets available for distribution, after satisfaction of liabilities to the ACE Trust’s creditors, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the ACE Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the ACE Trust on its preferred securities will be paid on a pro rata basis. The holder of the ACE Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

The following constitute an event of default under each trust agreement with respect to the applicable preferred securities:

•	the occurrence of an event of default on the corresponding ACE INA subordinated debt securities (see “Description of ACE INA Debt Securities and ACE Guarantee — Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the ACE trustees in the trust agreement, other than a covenant or warranty a default in the performance or breach those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the applicable ACE Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting ACE trustee(s); and

•	the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by ACE INA, as depositor, to appoint a successor property trustee within 60 days of the occurrence. (Section 1.1)

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable preferred securities, the administrative trustees and ACE INA, as depositor, unless the event of default has been cured or waived. (Section 8.2) ACE INA, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Sections 8.15 and 8.16)

If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each ACE Trust as described above. See “— Liquidation Distribution Upon Dissolution of ACE Trust.” The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

Removal of ACE Trustees

Unless an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, any ACE trustee may be removed at any time by the holder of the ACE Trust’s common securities. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the ACE Trust’s common securities. No resignation or removal of an ACE trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any ACE Trust may at the time be located, ACE INA, as depositor, and the administrative trustees, by agreed action of the majority of such trustees, shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the ACE Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. ACE INA, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment. (Section 8.9)

Merger or Consolidation of ACE Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the ACE trustee shall be a party, shall be the successor of the ACE trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the ACE Trusts

An ACE Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “— Liquidation Distribution Upon Dissolution of ACE Trust.” An ACE Trust may, at the request of ACE INA, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

•	The successor entity either:

•	expressly assumes all of the obligations of the ACE Trust with respect to the preferred securities or

•	substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	ACE INA expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding ACE INA subordinated debt securities;

•	The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

•	The successor entity has a purpose substantially identical to that of the ACE Trust;

•	Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, ACE INA has received an opinion from independent counsel to the ACE Trust to the effect that:

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

•	following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the ACE Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	ACE INA or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the preceding description, an ACE Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the ACE Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes. (Section 9.5)

Voting and Preemptive Rights

Except as provided below and under “— Removal of ACE Trustees,” “Description of ACE INA Debt Securities and ACE Guarantee — Events of Default,” “Description of Preferred Securities Guarantees — Amendments and Assignment”, the holders of the preferred securities will generally not have any voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1)

Amendment of Restated Trust Agreements

Each trust agreement may be amended by ACE INA and the ACE trustees, without the consent of the holders of the trust securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the ACE Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the ACE Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable ACE Trust.

Each trust agreement may be amended by the ACE Trustees and ACE INA with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the ACE trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the ACE trustees in accordance with the amendment will not affect the ACE Trust’s status as a grantor trust for U.S. Federal income tax purposes or the ACE Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date. (Section 10.2)

So long as any corresponding ACE INA subordinated debt securities are held by the property trustee, the ACE trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the ACE INA subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding ACE INA subordinated debt securities;

•	waive any past default that is waivable under the ACE INA subordinated indenture, as described in “Description of the ACE INA Debt Securities and ACE Guarantee — Modification and Waiver”;

•	exercise any right to rescind or annul a declaration that the principal of all the ACE INA subordinated debt securities shall be due and payable; or

•	consent to any amendment, modification or termination of the ACE INA subordinated indenture or the corresponding ACE INA subordinated debt securities, where the consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the ACE INA subordinated indenture would require the consent of each holder of the affected corresponding ACE INA subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The ACE trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding ACE INA subordinated debt securities. In addition to obtaining these approvals of the holders of the preferred securities, prior to taking any of these actions, the ACE trustees shall obtain an opinion of counsel to the effect that the ACE Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action. (Section 6.1)

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities. (Sections 6.2, 6.3 and 6.6)

No vote or consent of the holders of preferred securities will be required for an ACE Trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.

Even though the holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by ACE INA, the ACE trustees or any affiliate of ACE INA or any ACE trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

The preferred securities of an ACE Trust may be issued, in whole or in part, in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of an ACE Trust will be described in the applicable prospectus supplement.

Payment and Paying Agency

Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any ACE Trust’s preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the ACE Trust. (Section 4.4)

Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York Mellon Trust Company, N.A. (as successor) and any co-paying agent chosen by The Bank of New York Mellon Trust Company, N.A. and acceptable to the administrative trustees and ACE INA. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and ACE INA. If The Bank of New York Mellon Trust Company, N.A. shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and ACE INA, to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

Unless otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as registrar and transfer agent for the preferred securities.

Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each ACE Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The ACE Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by ACE INA. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Sections 8.1 and 8.3)

Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the ACE Trusts in such a way that:

•	no ACE Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

•	the corresponding ACE INA subordinated debt securities will be treated as indebtedness of ACE INA for U.S. Federal income tax purposes.

In this regard, ACE INA and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each ACE Trust or each trust agreement, that ACE INA and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

Concurrently with the issuance by each ACE Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders of the preferred securities. The Bank of New York Mellon Trust Company, N.A. will act as the guarantee trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the preferred securities guarantees. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to preferred securities means the ACE Trust’s preferred securities to which the preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related ACE Trust’s preferred securities.

General

We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the ACE Trust, to the holders of the preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the ACE Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related ACE Trust, are referred to in this prospectus as the guarantee payments:

•	any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the ACE Trust has funds available for payment at that time;

•	the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the ACE Trust has funds available for payment at that time; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the ACE Trust, unless the corresponding ACE INA subordinated debt securities are distributed to holders of the preferred securities, the lesser of:

•	the liquidation distribution, to the extent the ACE Trust has funds available for payment at that time; and

•	the amount of assets of the ACE Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the preferred securities or by causing the ACE Trust to pay these amounts to the holders. (Section 5.1)

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related ACE Trust’s payment obligations under the preferred securities, but will apply only to the extent that the applicable ACE Trust has funds sufficient to make the payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See “— Status of the Preferred Securities Guarantees.”

If ACE INA or we does not make interest payments on the corresponding ACE INA subordinated debt securities held by an ACE Trust, the ACE Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to our senior indebtedness, including all ACE debt securities and ACE’s obligations as guarantor under the ACE INA subordinated indenture, as described below under “— Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors, including the holders of preferred securities who are our creditors by virtue of a preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of our creditors, including the holders of preferred securities who are our creditors by virtue of a preferred securities guarantee, to participate in the distribution of stock owned by us in our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations under preferred securities guarantee, the ACE INA subordinated indenture, including our guarantee of the ACE INA subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the ACE Trust’s obligations under the preferred securities. See “The ACE Trusts,” “Description of Preferred Securities,” and “Description of ACE INA Debt Securities and ACE Guarantee.”

We will also agree to guarantee the obligations of each ACE Trust with respect to the common securities issued by the ACE Trust to the same extent as under the preferred securities guarantee. However, if an event of default under the ACE INA subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

Each preferred securities guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to our senior indebtedness, including our debt securities and obligations as guarantor under the ACE INA subordinate indenture. (Section 6.2) For purposes of any preferred securities guarantee, “senior indebtedness” means our indebtedness, including our obligations as guarantor under the ACE INA subordinated indenture, outstanding at any time, except:

•	the indebtedness under the preferred securities guarantee;

•	indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other indebtedness which is subordinated to or ranks equally with the preferred securities guarantee;

•	indebtedness to an affiliate;

•	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable; and

•	similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any of our affiliates in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. “Indebtedness” has the same meaning given to that term under the ACE indentures. (Section 1.1)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable ACE Trust. (Section 5.4)

No preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the ACE Trust or upon distribution to the holders of the preferred securities of the corresponding ACE INA subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness that will rank senior to the preferred securities guarantees.

Payments of Additional Amounts

ACE will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•	the laws or any regulations or rulings promulgated under the laws of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

•	an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.

If a withholding or deduction at source is required, ACE will, subject to limitations and exceptions described below, pay to the holder of any related preferred securities the additional amounts as may be necessary so that every guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the preferred securities guarantee to be then due and payable.

ACE will not be required to pay any additional amounts for or on account of:

•	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:

•	were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under the preferred securities;

•	presented the preferred security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the preferred security could not have been presented for payment elsewhere; or

•	presented the preferred security for payment more than 30 days after the date on which the payment in respect of the preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the preferred security for payment on any day within that 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the preferred security to comply with any reasonable request by ACE or the applicable ACE Trust addressed to you within 90 days of the request to:

•	provide information concerning your nationality, residence or identity or of the beneficial owner; or

•	make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

•	any combination of the above items.

In addition, ACE will not pay you any additional amounts with respect to any guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related preferred security, to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the preferred security. (Section 5.8)

Amendments and Assignment

No preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no consent will be required. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related preferred securities. (Section 8.1) We may not assign our obligations under the preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the ACE INA subordinated indenture and under which the person formed by the consolidation or amalgamation or into which we are merged or which acquires or leases our properties and assets agrees in writing to perform our obligations under the preferred securities guarantee.

Events of Default

An event of default under each preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee. (Section 5.4)

Any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the ACE Trust, the guarantee trustee or any other person or entity. (Section 5.4)

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not ACE is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only the duties specifically set forth in each preferred securities guarantee. After default with respect to any preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur. (Section 3.2)

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate upon:

•	full payment of the redemption price of the related preferred securities;

•	the distribution of the corresponding ACE INA subordinated debt securities to the holders of the related preferred securities; or

•	upon full payment of the amounts payable upon liquidation of the related ACE Trust.

Each preferred securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related preferred securities must restore payment of any sums paid with respect to the preferred securities or the preferred securities guarantee. (Section 7.1)

New York Law to Govern

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York. (Section 8.5)

The Expense Agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom an ACE Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the ACE Trust, other than obligations of the ACE Trust to pay to the holders of the preferred securities or other similar interests in the ACE Trust of the amounts due them pursuant to the terms of the preferred securities or other similar interests, as the case may be.

PLAN OF DISTRIBUTION

ACE, ACE INA and/or any ACE Trust may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to ACE, ACE INA and/or an ACE Trust from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by ACE from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by ACE, ACE INA and/or the applicable ACE Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters ACE, ACE INA and/or the applicable ACE Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

ACE, ACE INA and/or the applicable ACE Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If ACE, ACE INA and/or the applicable ACE Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, ACE, ACE INA and/or the applicable ACE Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by ACE, ACE INA and/or the applicable ACE Trust and the sale of the offered securities may be made by ACE, ACE INA and/or the applicable ACE Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for ACE, ACE INA and/or the applicable ACE Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with ACE, ACE INA and/or an ACE Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with ACE, ACE INA and/or the applicable ACE Trust, to indemnification by ACE, ACE INA and/or the applicable ACE Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

ACE, ACE INA and/or the applicable ACE Trust may authorize underwriters or other persons acting as ACE’s, ACE INA’s and/or the applicable ACE Trust’s agents to solicit offers by specified institutions to purchase offered securities from ACE, ACE INA and/or the applicable ACE Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by ACE, ACE INA and/or the applicable ACE Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. ACE, ACE INA and/or the applicable ACE Trust may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of ACE, ACE INA or any ACE Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, ACE and its subsidiaries in the ordinary course of business.

LEGAL OPINIONS

Legal matters with respect to United States and New York law will be passed upon for ACE, ACE INA and the ACE Trusts by Mayer Brown LLP, Chicago, Illinois. The validity of the preferred securities under Delaware law will be passed upon on behalf of ACE, ACE INA and the ACE Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Swiss law will be passed upon for ACE by Niederer Kraft & Frey AG, Zurich, Switzerland. Mayer Brown LLP will rely on the opinion of Niederer Kraft & Frey AG with respect to Swiss law.

EXPERTS

The consolidated financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Responsibility for Financial Statements and Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER
UNITED STATES FEDERAL SECURITIES LAWS

ACE is a Swiss company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of ACE’s assets and some of the officers’ and directors’ assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against ACE or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve ACE with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving ACE INA Holdings, its United States agent irrevocably appointed for that purpose.

ACE has been advised by Niederer Kraft & Frey AG, its Swiss counsel, that there is doubt as to whether the courts in Switzerland would enforce:

•	judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or

•	original actions brought in Switzerland against these persons or ACE predicated solely upon U.S. Federal securities laws.

ACE has also been advised by Niederer Kraft & Frey AG that there is no treaty in effect between the United States and Switzerland providing for this enforcement, and there are grounds upon which Swiss courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, would not be allowed in Swiss courts as contrary to that nation’s public policy.

WHERE YOU CAN FIND MORE INFORMATION

ACE

ACE files annual, quarterly and special reports, proxy statements and other information with the SEC. ACE’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document ACE files in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. ACE’s SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of ACE’s public filings at the NYSE, you should call (212) 656-5060.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like ACE, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by ACE Limited under the Exchange Act is 1-11778.

Incorporation by Reference

ACE is allowed to “incorporate by reference” the information it files with the SEC, which means that ACE can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that ACE files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. ACE incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that ACE, ACE INA and the ACE Trusts sell all of the securities offered by this prospectus:

•	ACE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 1-11778);

•	ACE’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 (File No. 1-11788); and

•	ACE’s Current Reports on Form 8-K filed February 1, 2008, February 5, 2008, February 13, 2008, April 1, 2008, May 15, 2008, June 10, 2008, July 14, 2008 (filed items only), July 16, 2008 (filed items only), July 18, 2008 (filed items only), September 30, 2008 and October 7, 2008.

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning ACE at the following address:

Investor Relations
ACE Limited
17 Woodbourne Avenue
Hamilton, HM 08, Bermuda
Telephone: (441) 299-9283

ACE INA

ACE INA has no direct operations. ACE INA is directly and wholly owned by ACE. The obligations of ACE INA under its debt securities will be fully and unconditionally guaranteed by ACE. See “Description of ACE INA Debt Securities and ACE Guarantee.” ACE INA is not currently subject to the information reporting requirements under the

Exchange Act. ACE INA will become subject to the reporting requirements upon the effectiveness of the registration statement that contains this prospectus, although ACE INA intends to seek and expects to receive an exemption from those requirements. So long as any guaranteed debt securities of ACE INA are outstanding, ACE will include in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning ACE INA.

The ACE Trusts

There are no separate financial statements of the ACE Trusts in this prospectus. ACE does not believe the financial statements would be helpful to the holders of the preferred securities of the ACE Trusts because:

•	ACE, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each ACE Trust;

•	neither of the ACE Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the ACE Trust and investing the proceeds in subordinated debt securities issued by ACE INA and fully and unconditionally guaranteed by ACE; and

•	the obligations of each ACE Trust under the preferred securities will be fully and unconditionally guaranteed by ACE. See “Description of ACE INA Debt Securities and ACE Guarantee” and “Description of Preferred Securities Guarantees.”

Neither of the ACE Trusts is currently subject to the information reporting requirements of the Exchange Act. Each ACE Trust will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$(1)
Trustee’s fees and expenses	(1)
Printing and engraving expenses	(1)
Rating agency fees	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Blue Sky fees and expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Officers and Directors.
ACE
          It is admissible under Swiss law to agree in a fiduciary agreement to hold a board member harmless for any liabilities that he is confronted with during his term of office, save for tort, gross negligence, willful intent or contradictory action with regard to legitimate instructions. Swiss law permits the company or each board member or officer individually to purchase and maintain insurance for directors, officers and auditors. The coverage of such insurances depends on the individual insurance policy.
          The board members (although they may be only nominees) as well as the officers of the company are jointly and severally liable to the company, the shareholders and the creditors for damage caused by violation of their duties. Within the past few years, there has been a substantial increase of court actions against directors of Swiss companies on the basis that they neglected to supervise the management diligently.
          A resolution passed at shareholders’ meeting discharging the members of the board of directors and management for statutory liability covers only matters that have been disclosed to the shareholders’ meeting and is binding only upon the company and upon shareholders that have approved the resolution. The right of the remaining shareholders to claim damages on behalf of the company expires six months after such resolution has been passed.
          ACE’s Articles of Association provide that ACE will indemnify and hold harmless, to the fullest extent permitted by law, each of the members of the board of directors and officers out of ACE’s assets from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty on behalf of ACE; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Without limiting the foregoing, ACE shall advance court costs and attorney’s fees to the members of the board of directors and officers, except in cases where ACE itself is the plaintiff. ACE may however recover such advanced cost if a court holds that the member of the board of directors or the officer in question has breached relevant duties.
          ACE has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements are in furtherance of ACE’s Articles of Association, which require ACE to indemnify its directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events and provide for advancement of expenses. The indemnification agreements set forth procedures relating to indemnification claims.
          Swiss law permits a company and each board member or officer individually to purchase and maintain insurance for directors, officers and auditors. ACE maintains directors’ and officers’ insurance for its directors and officers.
          Directors and officers of ACE are also provided with indemnification against certain liabilities pursuant to a directors’ and officers’ liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of ACE, or any other matter claimed against them by reason of their being directors or officers of ACE. Certain of ACE’s directors may also be provided by their employer with indemnification against certain liabilities incurred as directors of ACE.
          The Underwriting Agreements which will be entered into in connection with offerings of securities registered hereunder will provide, among other things, that the underwriters are obligated, under some circumstances, to indemnify directors, specified officers and controlling persons of ACE against specified liabilities, including liabilities under the Securities Act of 1933, as amended.
ACE INA
          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. ACE INA’s Certificate of Incorporation contains such a provision.
          Under Article VI of ACE INA’s By-laws as currently in effect, as well as under Section 10 of ACE INA’s Certificate of Incorporation, each person who is or was a director or officer of ACE INA, or who serves or served any other enterprise or organization at the request of ACE INA, shall be indemnified by ACE INA to the full extent permitted by the Delaware General Corporation Law.
          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, is made (or threatened to be made) a party to an action other than one brought by or on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal actions, also had no reasonable cause to believe his conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim as to which such person is adjudged liable to the corporation for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a court otherwise provides. To the extent that a person has been successful in defending any action (even one on behalf of the corporation), he is entitled to indemnification for reasonable expenses (including attorneys’ fees).
          The indemnification provided for by the Delaware General Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware General Corporation Law. ACE INA maintains a liability insurance policy providing coverage for its directors and officers.

Item 16. Exhibits and Financial Statement Schedules.
          See Exhibit Index included herewith which is incorporated herein by reference.
Item 17. Undertakings.
          The undersigned registrants hereby undertake:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (e) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of ACE’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, ACE Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 12th day of December, 2008.

ACE LIMITED
By:	/s/ PHILIP V. BANCROFT
Name:	Philip V. Bancroft
Title:	Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of December, 2008.

Signature	Title

* Evan G. Greenberg	President and Chief Executive Officer; Director

/s/ Philip V. Bancroft Philip V. Bancroft	Chief Financial Officer (Principal Financial Officer)

/s/ Paul Medini Paul Medini	Chief Accounting Officer (Principal Accounting Officer)

* Michael G. Atieh	Director

* Mary A. Cirillo	Director

* Bruce L. Crockett	Director

* Robert M. Hernandez	Director

* John A. Krol	Director

* Peter Menikoff	Director

* Leo F. Mullin	Director

Signature	Title

* Thomas J. Neff	Director

* Robert Ripp	Director

* Dermot F. Smurfit	Director

* Olivier Steimer	Director

* Gary M. Stuart	Director

*By:	/s/ Philip V. Bancroft Philip V. Bancroft
Attorney-In-Fact

AUTHORIZED REPRESENTATIVE
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.

/s/ Philip V. Bancroft
Philip V. Bancroft

December 12, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, ACE INA Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 12th day of December, 2008.

ACE INA Holdings Inc.
By:	/s/ Kenneth Koreyva
Name:	Kenneth Koreyva
Title:	Chief Financial Officer and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of December, 2008.

Name	Title

/s/ Brian E. Dowd Brian E. Dowd	Office of Chairman and President and Director (Principal Executive Officer)

/s/ Kenneth Koreyva	Chief Financial Officer and Treasurer
Kenneth Koreyva	(Principal Financial and Accounting Officer)

/s/ Philip V. Bancroft Philip V. Bancroft	Director

/s/ Timothy A. Boroughs Timothy A. Boroughs	Director

/s/ Evan G. Greenberg Evan G. Greenberg	Director

/s/ John Keogh John Keogh	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, ACE Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 12th day of December, 2008.

ACE Capital Trust III

By:	ACE INA Holdings Inc., as Depositor

	By:	/s/ Kenneth Koreyva
	Name:	Kenneth Koreyva
	Title:	Chief Financial Officer and Treasurer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, ACE Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 12th day of December, 2008.

ACE Capital Trust IV

By:	ACE INA Holdings Inc., as Depositor

	By:	/s/ Kenneth Koreyva
	Name:	Kenneth Koreyva
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

*1.1	Form of Underwriting Agreement relating to common shares and/or warrants of ACE Limited.

*1.2	Form of Underwriting Agreement relating to debt securities of ACE INA Holdings Inc., fully and unconditionally guaranteed by ACE Limited.

*1.3	Form of Underwriting Agreement relating to preferred securities issued of ACE Capital Trust III and ACE Capital Trust IV and preferred securities guarantees of ACE Limited.

4.1	Articles of Association of the ACE Limited (incorporated by reference to Exhibit 4.1 to current report on Form 8-K of ACE Limited filed on September 30, 2008).

4.2	Organizational Regulations of ACE Limited (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K of ACE Limited filed on July 18, 2008).

4.3	Indenture between ACE INA Holdings Inc., ACE Limited and Bank of New York Mellon Trust Company, N.A. (as successor), as trustee dated August 1, 1999 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 of ACE Limited (No. 333-78841)).

4.4	Indenture between ACE INA Holdings Inc., ACE Limited and Bank of New York Mellon Trust Company, N.A. (as successor), as trustee dated as of December 1, 1999 (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 of ACE Limited (No. 333-78841)).

*4.5	Form of Standard Stock Warrant Provisions.

4.6	Certificate of Trust of ACE Capital Trust III (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 of ACE Limited (No. 333-78841)).

4.7	Certificate of Trust of ACE Capital Trust IV (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 of ACE Limited (No. 333-88482)).

4.8	Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 of ACE Limited (No. 333-78841)).

4.9	Assignment and Assumption Agreement and First Amendment to the Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 of ACE Limited (No. 333-88482)).

4.10	Amendment No. 2 to the Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 of ACE Limited (No. 333-88482)).

4.11	Trust Agreement of ACE Capital Trust IV (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-3 of ACE Limited (No. 333-88482)).

4.12	Form of Amended and Restated Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 of ACE Limited (No. 333-78841)).

4.13	Form of Amended and Restated Trust Agreement of ACE Capital Trust IV (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 of ACE Limited (No. 333-88482)).

4.14	Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by ACE Capital Trust III (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-3 of ACE Limited (No. 333-78841)).

4.15	Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by ACE Capital Trust IV (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 of ACE Limited (No. 333-88482)).

4.16	Certificate of Amendment to Certificate of Trust of ACE Capital Trust III (incorporated by reference to Exhibit 4.23 to the Registration Statement on Form S-3 of ACE Limited (No. 333-130378)

4.17	Certificate of Amendment to Certificate of Trust of ACE Capital Trust IV (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 of ACE Limited (No. 333-130378)

4.18	Certificate of Amendment to Certificate of Trust of ACE Capital Trust III

4.19	Certificate of Amendment to Certificate of Trust of ACE Capital Trust IV

5.1	Opinion of Niederer Kraft & Frey AG as to the legality of securities

5.2	Opinion of Mayer Brown LLP as to the legality of securities

5.3	Opinion of Richards, Layton & Finger, P.A. relating to ACE Capital Trust III.

5.4	Opinion of Richards, Layton & Finger, P.A. relating to ACE Capital Trust IV.

12.1	Statement regarding the computation of ratio of earnings to fixed charges and preferred share dividends.

23.1	Consent of Niederer Kraft & Frey AG (included in Exhibit 5.1).

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3 and Exhibit 5.4).

23.4	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney with respect to ACE Limited.

24.2	Powers of Attorney with respect to ACE INA Holdings Inc.

25.1	Statement of Eligibility of Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for the ACE INA debt securities.

25.2	Statement of Eligibility of Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for the ACE Limited guarantee of ACE INA debt securities.

25.3	Statement of Eligibility of Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for the ACE Limited guarantee of preferred securities of ACE Capital Trust III.

25.4	Statement of Eligibility of Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for the ACE Limited guarantee of preferred securities of ACE Capital Trust IV.

25.5	Statement of Eligibility of Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for preferred securities of ACE Capital Trust III.

25.6	Statement of Eligibility of Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for preferred securities of ACE Capital Trust IV.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.